UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2011

PACIFICHEALTH LABORATORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23495	22-3367588
(Commission File Number)	(IRS Employer Identification No.)

100 Matawan Road, Suite 150, Matawan, NJ	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

(732) 739-2900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement

SECTION 3.  Securities and Trading Markets

Item 3.02  Unregistered Sale of Equity Securities

On March 22, 2011, we completed an offering to a small group of investors of 180,000 units, each consisting of ten (10) shares of our common stock, and warrants to purchase five (5) shares of our common stock at $0.31 per share and one share for $0.38 per share.  Each unit was sold for $2.50, resulting in gross proceeds of $450,000 to the company.  No brokerage or placement fees were paid in connection with this offering.  Frederick Duffner, our President, CEO, and a member of our Board of Directors and Robert Portman, a member of our Board of Directors, were two of the purchasers.  The offering was made pursuant to exemptions from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) under the Securities Act and Rule 506 adopted pursuant to the Securities Act as a transaction not involving any public offering.  We intend to use the proceeds of the offering for working capital.

SECTION 5 - Corporate Governance and Management

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers

Our Board of Directors appointed Lee Feldman as an additional member of our Board of Directors on March 22, 2011.  Since 2005 he has been the managing partner of Twin Lakes Capital, a private equity firm that focuses on branded consumer products, media and business services.  He has been the chief executive officer and a member of the board of directors of MacKenzie-Childs since May 2008.  There are no arrangements or understandings pursuant to which Mr. Feldman was appointed to the Board, and at this time, he is not a member of any committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Dated: March 23, 2011	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen
Chief Financial Officer